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EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated April 30, 2010, except for notes 19 and 20 to the financial statements as to which the date is August 6, 2010, and the revisions to the previously issued financial statements disclosed in note 2, as to which the date is January 3, 2011, relating to the financial statements of Demand Media, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
January 7, 2011

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  EXHIBIT 23.02